Consent of
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 Nos. 333-195708, 333-187677, 333-107344, 333-123448, 333-157014, and 333-38974) pertaining to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended and restated,

(2)	Registration Statement (Form S-8 Nos. 333-67048 and 333-216176) pertaining to the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan, as amended and restated,

(3)	Registration Statement (Form S-8 Nos. 333-38984 and 333-209860) pertaining to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan, as amended and restated,

(4)	Registration Statement (Form S-8 No. 333-45475) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan,

(5)	Registration Statement (Form S-8 Nos. 333-157015 and 333-216176) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as amended and restated,

(6)	Registration Statement (Form S-4 No. 333-147936) and related Prospectus of Jacobs Engineering Group Inc.,

(7)	Registration Statement (Form S-4 No. 333-220524 as amended) and Related Prospectus of Jacobs Engineering Group Inc., and

(8)	Registration Statement (Form S-8 No. 333-222084) pertaining to the CH2M HILL Companies, Ltd. Amended and Restated Long-Term Incentive Plan, as amended;

of our reports dated November 25, 2019, with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Jacobs Engineering Group Inc. and subsidiaries included in this Annual Report (Form 10-K) of Jacobs Engineering Group Inc. and subsidiaries for the year ended September 27, 2019.

/s/ Ernst & Young LLP

Dallas, Texas
November 25, 2019